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                                                                    Exhibit 23.1
              INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Board of Directors and Stockholders of Natus Medical Incorporated:

   We consent to the use in this Amendment No. 3 to Registration Statement No. 333-44138 of Natus Medical Incorporated of our report dated January 19, 2001 (January 30, 2001 as to Note 14), appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

   Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Natus Medical Incorporated and subsidiaries, listed in Item 16(b). This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

San Jose, California

May 21, 2001